UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 28, 2013

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Sound Financial Bancorp, Inc. (“the Registrant”) held its annual meeting of shareholders on May 28, 2013.  Holders of record of the Registrant’s common stock at the close of business on March 28, 2013, were entitled to vote on six proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant’s shareholders approved the election of Tyler K. Myers, Robert F. Carney and James E. Sweeney as directors of the Registrant for a term to expire in the year 2016.

	Tyler K. Myers	Robert F. Carney	James E. Sweeney
For	1,303,299	1,297,248	1,303,299
Withheld	75,689	81,740	75,689
Broker Non-Vote	899,244	899,244	899,244

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant’s shareholders approved the ratification of the appointment of Moss Adams LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2013.

Number of Votes
For	2,246,222
Against	18,082
Abstain	13,928
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	June 3, 2013	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO